EXHIBIT 8.10
                      AMENDMENT TO MARCH, 1985 KEEBLER AGREEMENT

    This Amendment, effected the first day of January, 1993, is between Miles
J. Willard, doing business as Miles Willard Company, having an office and place of business at 655 West Sunnyside, Idaho Falls, Idaho 83404, (hereinafter referred to as "Willard"), and Keebler Company, a corporation of Delaware, having a principal place of business at 677 Larch Avenue, Elmhurst, Illinois 60126 (hereinafter referred to as "Keebler").

                                     WITNESSETH:

    WHEREAS, The parties have entered into a March, 1985 License Agreement (hereafter referred to as the 1985 License Agreement) that governs a contractual relationship between the parties;

    WHEREAS, Keebler currently utilizes Willard technology in its snack manufacturing facilities;

    WHEREAS, Keebler has invested time and monies in its own salted snack research and development effort; and

    WHEREAS, The parties wish to amend the 1985 License Agreement to recognize that Keebler's Product and Process Development personnel have and will in the future continue to develop new products which may or may not use Willard Technology and acknowledge that reduced royalties, or no royalties at all, may apply to such products;

    NOW, THEREFORE, the parties acknowledge sufficient consideration and agree to amend the 1985 License Agreement as follows:

    1. EXHIBIT A to the 1985 License Agreement will be expanded to include three subsections labeled "EXHIBIT A, SUBSECTION A-1" "EXHIBIT A, SUBSECTION A-2", and "EXHIBIT A, SUBSECTION A-3":

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         a.   EXHIBIT A, SUBSECTION A-1 shall list all products currently listed on former EXHIBIT A and those new products developed solely by Willard or jointly by Willard and Keebler which shall be added to EXHIBIT A, SUBSECTION A-1 in accordance with Section
              3.6 of the 1985 License Agreement and this Amendment.

         b. EXHIBIT A, SUBSECTION A-2 shall list those new products developed solely by Keebler which shall be added to EXHIBIT A, SUBSECTION A-2 in accordance with said Section 3.6 and this Amendment.

         c. EXHIBIT A, SUBSECTION A-3 shall list new snack products developed solely by Keebler that are not under the purview of Section 3.6; i.e., snack products which do not "utilize" Willard Proprietary Information and/or Licensed Patents, but which are produced by production facilities or processes containing, or similar to those containing, Willard Proprietary Information and/or Licensed Patents. Said new snack products do not "utilize" Willard Proprietary Information and/or Licensed Patents unless Willard Proprietary Information and/or Licensed patents form the basis for the new product or have a desired functional effect on the product. No royalty shall be due or payable to Willard with regard to any product listed on EXHIBIT A, SUBSECTION A-3. Royalties will continue to be due and payable during the Payment Period on products which are listed on EXHIBIT A, SUBSECTION A-1 or A-2, but which are subsequently modified so that they no longer use Willard Proprietary Information and/or Licensed Patents, unless otherwise specifically agreed by Willard.

    2. New products shall be listed under EXHIBIT A, SUBSECTION A-1, A-2, or A-3 according to the following Listing Schedule:

                                   LISTING SCHEDULE

         a. New products developed solely by Willard or jointly by Willard and Keebler under Section 3.6 of this Amendment shall be listed under EXHIBIT A, SUBSECTION A-1;

         b. For those new snack products developed solely by Keebler which are produced by production facilities or processes containing, or similar to those containing, Willard Proprietary Information and/or Licensed Patents, Keebler shall:

              1) notify Willard within thirty (30) days of its decision to introduce a separate product under its own brand name;


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              2)   notify Willard under which subsection (A-2 or A-3) Keebler believes the new product should be listed and provide an analysis which substantiates its reasons for so listing the new product;

              3) supply Willard with processing, formulation, and ingredient content/composition of the new product;

              4) make available to Willard or Willard's agents plant inspections of the pilot line and production line when they are put into operation.

              Willard will, upon review and necessary inspection, then notify Keebler whether he agrees with Keebler's proposed listing under EXHIBIT A, SUBSECTION A-2 or A-3 and the new product will be so listed. If Willard should disagree with Keebler's proposed listing, Willard will supply Keebler with a written explanation. If agreement cannot be reached after good-faith effort by both parties, an arbitration panel consisting of a representative from Keebler, a representative from Willard, and a representative from the American Board of Arbitrators shall have final authority to decide which subsection (A-2 or A-3 of EXHIBIT A) is appropriate for the new product.

         c. An automatic extension of time necessary for the above Listing Schedule shall be granted to the Section 3.6 time requirements for adding the new product to EXHIBIT A, SUBSECTION A-2, with royalties being accumulated retroactively from the date the product is first marketed.

    3.   Section 3.3(a) is deleted in its entirety.

    4. Section 3.3(b) of the 1985 Agreement is herein amended. Section 3.3(b) as amended shall read as follows:

    3.3(b)(1)  For those Licensed Products currently listed on EXHIBIT A,
               SUBSECTION A-1 and those licensed products which are added to EXHIBIT A, SUBSECTION A-1 in accordance with Section 3.6 and this Amendment, a royalty based upon the volume of said Licensed Product sold in each Keebler fiscal year during the respective Payment Period as follows:

                                                           Percent of
               Sales per Year                              Net Sales Price
               --------------                              ---------------

               for the first 110 mm lbs.                     1.00%
               for all product in excess of 110 mm lbs.      .75%

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


    3.3(b)(2)  For each Licensed Product marketed after the effective date of this Agreement and which is added to EXHIBIT A, SUBSECTION A-2 in accordance with Section 3.6 and this Amendment, a royalty based upon the volume of said Licensed Product sold in each Keebler fiscal year during the respective Payment Period as follows:

                                                               Percent
               Sales per Year                              Net Sales Price
               --------------                              ---------------
               for the first 20 mm lbs.                         .75%
               for all product in excess of 20 mm lbs.          .50%

    IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have duly executed and sealed this Amendment on the last date written below.

KEEBLER COMPANY                            MILES WILLARD COMPANY

---------------------------------          -------------------------------------
Signature                    Date          Signature                        Date

---------------------------------          -------------------------------------
Name:                                      Miles J. Willard

TITLE:
---------------------------------


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

                                      EXHIBIT A
                                    SUBSECTION A-1

                    PRODUCTS CURRENTLY LISTED ON FORMER EXHIBIT A
                      AND LICENSED PRODUCTS DEVELOPED SOLELY BY
                      WILLARD OR JOINTLY BY WILLARD AND KEEBLER

LICENSED PRODUCTS       FIRST MARKETED                PAYMENT PERIOD
-----------------       --------------                --------------
Krunch Twists*          September 25, 1983               20 years

Tato Skins*             February 24, 1985                20 years

Cheeblers               January 27, 1986                 20 years

Cheez'n Chips           July 13, 1987                    20 years

O'Boisies               March 14, 1988                   20 years

Suncheros               March 14, 1988                   20 years

Ripplin's               May 8, 1989                      20 years

Hooplas!                July 30, 1990                    20 years

Pizzarias               February 11, 1991                20 years

Quangles                                                 20 years




* Developed under 1981 License Agreement

Revised: February 4, 1992


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


                                      EXHIBIT A
                                    SUBSECTION A-2

                    LICENSED PRODUCTS DEVELOPED SOLELY BY KEEBLER

LICENSED PRODUCTS       FIRST MARKETED                PAYMENT PERIOD
-----------------       --------------                --------------



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

                                      EXHIBIT A
                                    SUBSECTION A-3

                  NON-LICENSED PRODUCTS DEVELOPED SOLELY BY KEEBLER



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

                                      EXHIBIT A

                                DATE-LICENSED PRODUCT

LICENSED PRODUCTS       FIRST MARKETED                PAYMENT PERIOD

Krunch Twists*          September 25, 1983               20 years

Tato Skins*             February 24, 1985                20 years

Cheeblers               January 27, 1986                   20 years

Cheez'n Chips           July 13, 1987                      20 years

O'Boisies               March 14, 1988                     20 years

Suncheros               March 14, 1988                     20 years

Ripplin's               May 8, 1989                        20 years

Hooplas!                July 30, 1990                      20 years

Pizzarias               February 11, 1991                  20 years

Quangles                February 28, 1992                  20 years






* Developed under 1981 License Agreement

Revised: October 21, 1992


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

                                      EXHIBIT B

                                   LICENSED PATENTS

1.  Issued Patent No. 3, 886,291
    Title: Expanded Fried Potato Snack Product
    Date Issued: May 27, 1975

2.  Issued Patent No. 3,997,684
    Title: Method for Making Expanded Potato-Based Snack Products
    Date Issued: December 14, 1976

3.  Issued Patent No. 4,623,548
    Title: Method for Preparing Extruded Fried Snack Products from Corn and other Cereal Flours
    Date Issued: November 18, 1986

4.  Issued Patent No. 4,623,550
    Title: Method for Preparing Sheeted Fried Snack Products from Corn and Other Cereal Flours
    Date Issued: November 18, 1986

5.  Issued Patent No. 4,650,687
    Title: Float-Frying and Dockering Methods for Controlling the Shape and Preventing Distortion of Single-and Multi-Layer Snack Products
    Date Issued: March 17, 1987

6.  Issued Patent No. 4,698,230
    Title: Potato Flavor Enhancing Composition and Method of Use
    Date Issued: October 6, 1987

7.  Issued Patent No. 4,756,920
    Title: Method for Making a Snack Food Ingredient
    Date Issued: July 12, 1988

8.  Issued Patent No. 4,769,253
    Title: Method For Preparing Extruded Fried Snack Products
    Date Issued: September 6, 1988

9.  Issued Patent No. 4,770,891
    Title: Method for Preparing Sheeted Fried Snack Products
    Date Issued: September 13, 1988


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

10. Issued Patent No. 4,861,609
    Title: Prevention of Puffing During Frying of Expanded Snack Products Date Issued: August 29, 1989

11. Issued Patent No. 4,876,101
    Title: Snack Food Ingredient and Method for Making Same
    Date Issued: October 23, 1989

12. Issued Patent No. 4,879,126
    Title: Method for Preventing Distortion in the Shape of Fried Strand-Like Expanded Snacks
    Date Issued: November 7, 1989

13. Issued Patent No. 4,889,733
    Title: Method For Controlling Puffing of a Snack Food Product
    Date Issued: December 26, 1989

14. Issued Patent No. 4,889,737
    Title: Fried Snack Product Having Dockering Holes Therein
    Date Issued: December 26, 1989

15. Issued Patent No. 4,931,303
    Title: Method for Controlling the Surface Bubbling of Fabricated Snack Products
    Date Issued: June 5, 1990

16. Issued Patent No. 4,973,481
    Title: Process for Producing Rippled Snack Chips and Product Thereof Date Issued: November 27, 1990

17. Issued Patent No. 4,994,295
    Title: Controlled Surface Bubbling of Fabricated Snack Products Date Issued: February 19, 1991

18. Patent Application Serial No. 743,178*
    Title: Corn Rings Continuation (process claims)
    Date Filed: August 9, 1991

19. Patent Application Serial No. 07/806,627
    Title: Corn Rings Division of Continuation (product claims)
    Date Filed: December 13, 1991

*The corn ring continuation application has been allowed, and the issue fee has been paid; patent number not yet available.

Revised: February 4, 1992


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